                                                                    EXHIBIT 21.1


EYE CARE CENTERS OF AMERICA, INC.
SUBSIDIARIES OF THE REGISTRANT
FOR THE YEAR ENDED 1/2/99


                                           JURISDICTION OF    NAME UNDER WHICH THE SUBSIDIARY
SUBSIDIARY                                 INCORPORATION      DOES BUSINESS
-------------------------------------      ---------------    ---------------------------------
Enclave Advancement Group, Inc.(A)              Texas         Enclave Advance Group, Inc.

ECCA Managed Vision Care, Inc.(A)               Texas         ECCA Managed Vision Care, Inc.

Visionworks Holding, Inc.(A)                    Florida       Visionworks Holding, Inc.

Visionworks, Inc.(B)                            Florida       Visionworks

Visionworks Property, Inc.(B)                   Florida       Visionworks Property, Inc.

Eye Care Holdings, Inc.(A)                      Delaware      Eye Care Holdings, Inc.

Hour Eye's Inc.(C)                              Maryland      Hour Eyes

Metropolitan Vision Services, Inc.(C)           Virginia      Metropolitan Vision Services

Visionary Retail Management, Inc.(C)            Delaware      Visionary Retail Management, Inc.

Visionary Properties, Inc.(C)                   Delaware      Visionary Properties, Inc.

Visionary MSO, Inc.(C)                          Delaware      Visionary MSO, Inc.



(A) 100% owned by Eye Care Centers of America, Inc.
(B) 100% owned by Visionworks Holdings, Inc.
(C) 100% owned by Eye Care Holdings, Inc.